EXHIBIT 99.1

US$400,000,000
364-DAY CREDIT AGREEMENT
dated as of
September 1, 2005
Among
DOVER CORPORATION
The LENDERS Listed Herein

Bank of America, N.A., as Administrative Agent,

BANC OF AMERICA SECURITIES LLC, Sole Lead Arranger and Sole Bookrunner

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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Schedule 2.01	-	Commitments

Exhibit A	-	Form of Note
Exhibit B	-	Opinion of Counsel for the Company
Exhibit C	-	Assignment and Assumption Agreement

     364-DAY CREDIT AGREEMENT dated as of September 1, 2005 (this “Agreement”), among DOVER CORPORATION (the “Company”), the financial institutions from time to time party hereto, initially consisting of those listed on Schedule 2.01 (the “Lenders”), and Bank of America, N.A., as Administrative Agent.
     The Company (such term, and each other capitalized term used and not otherwise defined in these recitals having the meaning assigned to it in Article I) has requested the Lenders to extend credit to enable the Company to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $400,000,000 at any time outstanding. The proceeds of borrowings hereunder are to be used for permitted acquisitions and for working capital and general corporate purposes, including, without limitation, to backstop commercial paper.
     The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth.
     Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate per annum determined by reference to the Alternate Base Rate.
     “Acquisition” means the acquisition by Dover Electronics, Inc., a Subsidiary of the Company, of all of the issued and outstanding capital stock of Knowles Electronics Holdings, Inc., a Delaware corporation.
     “Adjusted London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).
     “Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Lender.
     “Affiliate” means, at any time, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.
     “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

For purposes hereof, (i) the “Prime Rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change; and (ii) “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “Applicable Rate” means, for any day, with respect to any Eurodollar Loan, or with respect to the facility fees and utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “Facility Fee Rate” or “Utilization Fee Rate”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	Eurodollar Spread	Utilization Fee Rate	Facility Fee Rate
Category 1	0.125%	0.050%	0.050%
≥Aa3/AA-

Category 2	0.140%	0.050%	0.060%
Al/A+

Category 3	0.180%	0.050%	0.070%
A2/A

Category 4	0.215%	0.100%	0.085%
A3/A-

Category 5	0.350%	0.100%	0.100%
Baal/BBB+

Category 6	0.500%	0.125%	0.125%
≤Baa2/BBB or unrated

     For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (A) one of the two ratings is two or more Categories lower than the other and neither rating is in Category 6, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings or (B) either rating is or is deemed to be in Category 6, in which case the Applicable Rate shall be determined by reference to Category 6 and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
     “Assignee” has the meaning set forth in Section 10.06(c).
     “Assignment and Assumption Agreement” has the meaning set forth in Section 10.06(c).
     “Bank of America” means Bank of America, N.A.
     “Base Rate Loan” means a Loan denominated in US Dollars to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.
     “Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
     “Borrowing” has the meaning set forth in Section 1.03.
     “Borrowing Minimum” shall mean US$10,000,000.
     “Borrowing Multiple” shall mean US$1,000,000.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in US Dollars in the London interbank market.
     “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
     “Closing Date” means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 4.01.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, denominated in US Dollars and expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, 2.10 or 2.11(e) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is US$400,000,000.
     “Company” means Dover Corporation, a Delaware corporation, its successors and permitted assigns in accordance with Section 10.06.
     “Company Materials” has the meaning specified in Section 5.01.
     “Company’s 2004 Form 10-K” means the Company’s annual report on Form 10K for 2004, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
     “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary non-cash charges for such period and (v) any non-cash charges for such period related to plant closings or other restructurings of operations or to the write-down of assets, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Income” means, for any period, the net income or loss of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary in which any Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent that the organizational documents and indentures, agreements and other instruments binding upon such Subsidiary do not restrict the ability of such Subsidiary to declare and pay dividends or other distributions to the Company or any of the Subsidiaries in an amount at least equal to such income, (b) the income or loss of any Person accrued prior to the date it becomes a

Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary and (c) without limiting anything in Section 1.02, the net impact of cumulative changes to GAAP.
     “Consolidated Net Interest Expense” means for any period for which such amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company and its Consolidated Subsidiaries on a consolidated basis, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and net costs under interest rate protection agreements (including amortization of discount) all as determined on a consolidated basis in accordance with GAAP minus the total interest income of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Worth” means at any date the consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries determined as of such date.
     “Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.
     “Control” means, for a specified Person, the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of another Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controlled” and “Controls” have meanings correlative thereto.
     “Credit Event” has the meaning set forth in Section 4.02.
     “Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts which, at such date, have been paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.
     “Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Effective Date” means the date this Agreement becomes effective in accordance with Section 10.09.
     “Environmental Laws” means any and all federal, state, local and foreign governmental (whether executive, legislative or judicial) statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
     “ERISA Group” means the Company, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Consolidated Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.
     “Eurodollar Loan” means a Loan denominated in US Dollars to be made by a Lender as a Eurodollar Loan in accordance with the applicable Notice of Borrowing and at a rate per annum based on the Adjusted London Interbank Offered Rate.
     “Eurodollar Base Rate” has the meaning set forth in Section 2.06(b).
     “Eurodollar Reserve Percentage” has the meaning set forth in Section 2.06(b).
     “Event of Default” has the meaning set forth in Section 6.01.
     “Existing Credit Agreement” means the Five-Year Credit Agreement dated as of September 8, 2004 among the Company, the Subsidiaries of the Company party thereto, the lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the lenders.
     “Federal Funds Effective Rate” has the meaning set forth in the definition of “Alternative Base Rate”.
     “GAAP” means generally accepted accounting principles applied in the United States on a consolidated basis.
     “Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, commission, instrumentality or regulatory body.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such

Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including but not limited to petroleum, its derivatives and by-products.
     “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The “principal amount” of any Hedging Agreement of the Company or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by the Company or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.
     “Indemnitee” has the meaning set forth in Section 10.03(b).
     “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
     “Information” has the meaning set forth in Section 10.14.
     “Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.
     “Interest Period” means: (a) with respect to each Eurodollar Borrowing, each period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing or Interest Election Request; provided that:
     (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and
     (iii) no Interest Period shall end after the Maturity Date.

     (b) with respect to each Base Rate Loan, each period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the last day of the applicable fiscal quarter; provided that:
     (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
     (ii) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
     “Lead Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.
     “Lender” means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to Section 10.06(c), and their respective successors.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any encumbrance or other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Loan” means a Base Rate Loan or a Eurodollar Loan and “Loans” means Base Rate Loans or Eurodollar Loans or any combination of the foregoing.
     “Loan Documents” means this Agreement and each Note delivered pursuant to this Agreement.
     “London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).
     “Material Debt” means (other than any amounts owed hereunder) Debt of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding the US Dollar equivalent amount of US$50,000,000.
     “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of US$50,000,000.

     “Material Subsidiary” means at any time any Subsidiary, except Subsidiaries which, if aggregated and considered as a single subsidiary, would not meet the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.
     “Maturity Date” means (i) if the Acquisition has not occurred, the date that is six months after the Closing Date, and (ii) if the Acquisition has occurred on or before the date that is six months after the Closing Date, the date that is 364 days after the Closing Date.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which (i) any member of the ERISA Group is then making or accruing an obligation to make contributions or (ii) at any time within the preceding five plan years, any Person, which was at such time a. member of the ERISA Group, made contributions.
     “Note” means a promissory note made by the Company in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit A.
     “Notice of Borrowing” has the meaning set forth in Section 2.02.
     “Obligations” means (a)(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company under this Agreement or any other Loan Document and (b) all obligations of the Company under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.
     “Parent” means, with respect to any Lender, any Person Controlling such Lender.
     “Participant” has the meaning set forth in Section 10.06(b).
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     “Platform” has the meaning specified in Section 5.01.
     “Quotation Day” means, with respect to any Eurodollar Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.
     “Refunding Borrowing” means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Lender.
     “Register” has the meaning set forth in Section 2.04(e).
     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws.
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Regulation U” means Regulation of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Required Lenders” means at any time Lenders having more than 50% of the aggregate amount of the Commitments, or if the Commitments have been terminated, holding Loans evidencing more than 50% of the aggregate unpaid principal amounts of the Loans.
     “Revolving Credit Period” means the period from and including the Effective Date to but excluding the Maturity Date.
     “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amounts of such Lender’s Loans at such time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.
     “Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
     “Subsidiary” means, at any time, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or to manage such corporation or other entity are at the time directly or indirectly, through one or more intermediaries, owned by the Company.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted London Interbank Offered Rate or the Alternate Base Rate.
     “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
     “United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.
     “US Dollars” or “US$” refers to lawful money of the United States of America.
     “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
     “Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the Company.
     SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

     SECTION 1.03 Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Company pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the Type of Loans comprising such Borrowing (e.g., a “Eurodollar Borrowing” is a Borrowing comprised of Eurodollar Loans).
ARTICLE II
THE CREDITS
     SECTION 2.01 Commitments to Lend. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company in US Dollars (in the case of both ABR Loans and Eurodollar Loans) pursuant to this Section from time to time in amounts such that (a) the Revolving Credit Exposure of such Lender at any time shall not exceed the amount of its Commitment and (b) the aggregate Revolving Credit Exposures of the Lenders shall not exceed the aggregate Lenders’ Commitments. Each Borrowing under this Section shall be in an aggregate principal amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow, repay or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period.
     SECTION 2.02 Notice of Borrowing. To request a Borrowing, the Company shall give the Agent notice (a “Notice of Borrowing”) not later than 12:00 noon New York City time on (x) the date of each ABR Borrowing and (y) the third Business Day before each Eurodollar Borrowing, specifying:
     (a) the date of such Borrowing, which shall be a Business Day,
     (b) the aggregate principal amount of such Borrowing,
     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurodollar Loans,
     (d) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and
     (e) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.
     SECTION 2.03 Notice to Lenders; Funding of Loans.
     (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

     (b) Not later than 2:00 p.m. New York City time on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, by wire transfer of immediately available funds, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Company at the Agent’s aforesaid address or such other location as may be specified by the Company and consented to by the Agent (such consent not to be unreasonably withheld) and designated by the Company in the applicable Notice of Borrowing.
     (c) If any Lender makes a new Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided in subsection (b), or remitted by the Company to the Agent as provided in Section 2.12, as the case may be.
     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Agent such corresponding amount (prior to the Company’s having done so), such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. For the avoidance of doubt, interest paid by any Lender under this Section 2.03(d) shall not be included in such Lender’s Loan or be otherwise considered a Borrowing.
     SECTION 2.04 Repayment of Loans; Evidence of Debt. (a) The Company hereby agrees that the outstanding principal balance of each Loan shall be payable on the Maturity Date and as provided in Section 2.05. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.06.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.
     (c) The Agent shall maintain the Register pursuant to Section 2.04(e), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder or under any other Loan Document for the account of the Lenders and each Lender’s share thereof.
     (d) The entries made in the Register and accounts maintained pursuant to paragraph (b) and (c) of this Section 2.04 shall be, to the extent permitted by applicable law, prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Company to repay the Loans made to the Company by such Lender in accordance with their terms.
     (e) The Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent manifest error the entries in the Register shall be conclusive and the Company, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of any Loan Document, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice.
     (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall execute and deliver to such Lender a Note. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     SECTION 2.05 Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.
     SECTION 2.06 Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Alternate Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% per annum plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
     The “Adjusted London Interbank Offered Rate” means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Agent pursuant to the following formula:

Adjusted London	Eurodollar Base Rate
Interbank Offered Rate=

1.00 — Eurodollar Reserve Percentage
     Where,
     “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for US Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in US Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”). The Adjusted London Interbank Offered Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% per annum plus the rate otherwise applicable to Eurodollar Loans for such day.
          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
     SECTION 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type indicated in the applicable Notice of Borrowing and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Company may elect to convert any such Borrowing to a Borrowing of a different Type or to continue any such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, the Company shall notify the Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.02 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Company.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
     (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08 Fees.
     (a) Facility Fees. The Company shall pay to the Agent in US Dollars, for the accounts of the Lenders, facility fees at the relevant Facility Fee Rate specified in the definition of Applicable Rate. Such facility fees shall accrue (i) from and including the date hereof to but excluding the date on which the Commitments are terminated in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the date on which the Commitments are terminated in their entirety to but excluding the date on which the Loans shall be repaid in their entirety, on the daily aggregate amount of the outstanding principal amounts of the Loans. Accrued facility fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if Loans shall be outstanding thereafter, the date on which the Loans shall be repaid in their entirety), provided that if any Loans shall be outstanding after the Maturity Date, then such facility fee shall be payable on demand.
     (b) Utilization Fees. The Company shall pay to the Agent in US Dollars, for the accounts of the Lenders, utilization fees at the relevant Utilization Fee Rate specified in the definition of Applicable Rate, on the amounts of the outstanding Loans of the Lenders for each day on which the aggregate amount of the outstanding principal amounts of the Loans shall be greater than 50% of the aggregate amount of the Commitments. Accrued utilization fees, if any, shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, on the date on which the Commitments terminate and, if later, on the date the Loans shall be repaid in their entirety.

     SECTION 2.09 Optional Termination or Reduction of Commitments. The Company may, upon at least one Business Day’s notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce the Commitments from time to time by an aggregate amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that the outstanding Loans that would exceed the reduced Commitments must be prepaid together with any redeployment costs payable pursuant to Section 2.13. Any termination or reduction of the Commitments under this Section 2.09 shall be permanent.
     SECTION 2.10 Mandatory Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. Loans outstanding on the Maturity Date (together with accrued interest thereon) shall be due and payable on the Maturity Date.
     SECTION 2.11 Prepayments. (a) The Company may, upon at least one Business Day’s notice to the Agent, prepay any ABR Borrowing or Eurodollar Borrowing in whole at any time or from time to time in part in amounts at least equal to the Borrowing Minimum that are multiples of the Borrowing Multiple, together with accrued interest thereon to the date of prepayment.
     (b) In the event and on each occasion that the aggregate amount of the Revolving Credit Exposures exceeds the aggregate amount of the Commitments, the Company shall promptly prepay Borrowings in an aggregate amount equal to the amount in excess of such aggregate amount of the Commitments. The Agent shall promptly notify (a) the Company in the event it determines that any prepayment is required under this paragraph and (b) each Lender of such Lender’s ratable share (if any) of such prepayment.
     (c) If prepayment of a Eurodollar Loan occurs other than at the end of an applicable Interest Period, then the prepayment will be subject to compensation in respect to redeployment costs as provided in Section 2.13. Each prepayment under this Section 2.11 shall be applied to prepay ratably the Loans of the several Lenders included in such prepaid Borrowings.
     (d) Upon receipt of a notice of prepayment pursuant to paragraph (a), the Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.
     (e) In addition to any required prepayments of principal set forth in this Section 2.11, a prepayment of Loans shall be made from time to time in an amount equal to 100% of the aggregate commitments or availability in excess of (x) $600,000,000 (the “Excess Commitment Amount”) and (y) thereafter any additional increase in the Excess Commitment Amount, in each instance under all senior credit facilities of the Borrower or any of its Subsidiaries excluding the aggregate commitments or availability under the Credit Agreement dated as of November 26, 2002 between Dover Corporation (Canada) Limited and The Bank of Nova Scotia, as amended. Each payment required by this paragraph (e) shall be made on the first Business Day that there is an Excess Commitment Amount, or any increase in the Excess Commitment Amount (each an “Excess Commitment Event”). The Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of such prepayment. Upon each Excess Commitment Event, the aggregate amount of the Commitments shall be reduced by the amount of the applicable Excess Commitment Amount, or the increase in the Excess Commitment Amount, as the case may be. Any reduction of the aggregate amount of the Commitments shall be applied to the Commitment of each Lender according to its ratable share.

SECTION 2.12 General Provisions as to Payments.
     (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder or under any other Loan Document, not later than 12:00 noon New York City time on the date when due, in immediately available funds, without set-off or counterclaim, to the Agent at its address referred to in Section 10.01 or at such other offices as the Agent shall from time to time specify in a notice delivered to the Company. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, but in no event later than the Maturity Date, in which case the date for payment thereof shall be the next preceding Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month or is beyond the Maturity Date, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments hereunder and under each other Loan Document shall be made in US Dollars, except as otherwise expressly provided.
     (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder or under any other Loan Document that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Company shall not have so made such payment, each Lender agrees to repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
     (c) Any payment required to be made to the Company by the Agent hereunder or under any other Loan Document shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.
     SECTION 2.13 Funding Losses. In the event of the payment of any amount of principal with respect to any Eurodollar Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Company fails to borrow any Eurodollar Loans after notice has been given to any Lender in accordance with Section 2.03(a), the Company shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss or expense and accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined, which certificate shall be conclusive in the absence of manifest error.
     SECTION 2.14 Computation of Interest and Fees. Interest hereunder computed by reference to the Alternative Base Rate at times when the Alternative Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants that:
     SECTION 3.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
     SECTION 3.02 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which it is a party are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.
     SECTION 3.03 Binding Effect. This Agreement and each other Loan Document to which it is a party constitutes a valid and binding agreement of the Company.

SECTION 3.04 Financial Information.
     (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2004, and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and included in the Company’s 2004 Form 10-K, a copy of which and of which balance sheet and related statements have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.
     (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2005, and the related unaudited consolidated statements of earnings and cash flows for the six months then ended, set forth in the Company’s quarterly report for the fiscal quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP to the extent described in Note A thereto applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).
     (c) Except as reflected in the financial statements referred to in paragraph (b) above, between December 31, 2004, and the date hereof, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.
     SECTION 3.05 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Agreement or any other Loan Document.
     SECTION 3.06 Compliance with ERISA. Except to the extent that failure to so fulfill its obligations or be in compliance could not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401 (a)(29) of the Internal Revenue Code (or any successor provisions thereto) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA if such action, failure or incurrence could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

     SECTION 3.07 Environmental Matters. In the ordinary course of its business, the Company reviews, or causes its Subsidiaries to review, the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which they seek to identify and evaluate, in accordance with GAAP, associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of their properties, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.
     SECTION 3.08 Taxes. United States Federal income tax returns of the Company, which files a consolidated domestic return, have been examined through the fiscal year ended December 31, 2002 and closed through the fiscal year ended December 31, 2000. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, excluding assessments currently being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.
     SECTION 3.09 Subsidiaries. Each of the Company’s corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
     SECTION 3.10 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 3.11 Full Disclosure. All information heretofore furnished by the Company to the Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Lender will be, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Loan Documents.

ARTICLE IV
CONDITIONS
     SECTION 4.01 Effectiveness. This Agreement shall become effective as provided in Section 10.09, subject to the satisfaction of the following conditions:
     (a) The Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated:
     (i) a Note executed by the Company in favor of each Lender requesting a Note;
     (ii) an opinion of Joseph W. Schmidt, General Counsel for the Company, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and
     (iii) all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of each Loan Document, the financial condition of the Company and any other matters relevant hereto, all in form and substance satisfactory to the Agent.
     (b) The Agent shall have received all fees and other amounts due and payable hereunder on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.
     The Agent shall promptly notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.
     SECTION 4.02 Initial Credit Event. The obligation of any Lender to make a Loan on the occasion of the initial Borrowing hereunder is subject to each of the following conditions:
     (a) the satisfaction of the conditions to each Credit Event in Section 4.03, and
     (b) the receipt by the Agent, on or before the date of such initial Loan, of a certificate signed by a responsible officer of the Borrower certifying that (i) the Acquisition has been consummated, or is being consummated simultaneously therewith, in accordance with the terms of all material documents with respect to the Acquisition and in material compliance with all laws and regulatory approvals, (ii) all material governmental, shareholder, director and third party consents and approvals with respect to the Company or Dover Electronics, Inc. which are necessary, or with respect to Knowles Electronics Holdings, Inc., a Delaware corporation, which have been disclosed to the Borrower or Dover Electronics, Inc. to be necessary, in connection with the Acquisition shall have been obtained, (iii) all such consents and approvals shall be in force and effect, (iv) all applicable waiting periods shall have expired (including the expiration or early termination of any Hart-Scott-Rodino waiting period) without any action being taken by any governmental authority that could restrain, prevent or impose any material adverse conditions on the Acquisition, and (v) all conditions precedent to the consummation of the Acquisition have been satisfied without waiver (except to the extent such waiver is not material or detrimental to the Lenders or the Agent has consented thereto, which consent shall not be unreasonably withheld).

     SECTION 4.03 Each Credit Event. The obligation of any Lender to make a Loan on the occasion of any Borrowing (each such event being called a “Credit Event”) is subject to the satisfaction of the following conditions:
     (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;
     (b) the fact that, immediately after such Borrowing, the aggregate Revolving Credit Exposures of the Lenders will not exceed the aggregate amount of the Commitments;
     (c) the fact that, immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing; and
     (d) the fact that the representations and warranties of the Company contained in this Agreement (except, in the case of (i) any Borrowing, the representations and warranties set forth in Section 3.04(c), and (ii) a Refunding Borrowing, the representations and warranties set forth in Sections 3.05 and 3.07 as to any matter which has theretofore been disclosed in writing by the Company to the Agent) shall be true on and as of the date of such Borrowing.
Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.
ARTICLE V
COVENANTS
     The Company agrees that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable hereunder or under any other Loan Document shall be unpaid:
     SECTION 5.01 Information. The Company will deliver to each of the Lenders:
     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied by the delivery of the Company’s annual report on Form 10-K for such fiscal year so long as such annual report includes such information, which delivery obligation shall be deemed to have been satisfied by the registration by the Company of each Lender in an electronic delivery service and the making of such financial statement available to each Lender on such service), audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm (the “Auditor”) as to whether such financial statements present fairly, in all material respects, the Company’s financial position, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) a report of management on the Company’s internal control over financial reporting pursuant to Item 308(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, a report of the Auditor on management’s assessment of the Company’s internal control over financial reporting pursuant to Item 308(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, and an independent assessment by the Auditor as to the effectiveness of the Company’s internal control over financial reporting; and
     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year (it being understood that the requirement to deliver such information shall be satisfied by the delivery of the Company’s quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report includes such information, which delivery obligation shall be deemed to have been satisfied by the registration by the Company of each Lender in an electronic delivery service and the making of such financial statement available to each Lender on such service), all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency (except to the extent certain information and footnotes have been omitted or abbreviated as permitted by the Securities and Exchange Commission in its regulations relating to interim financial statements) by the chief financial officer or the chief accounting officer of the Company;
     (c) within (i) 90 days of the end of each fiscal year of the Company and (ii) 45 days of the end of each of the first three quarters of each fiscal year of the Company, a certificate of the chief financial officer or the chief accounting officer of the Company (x) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.07 on the date of such financial statements, (y) stating that the Company is in compliance with Section 5.08 and setting forth in reasonable detail any appropriate calculations required to establish such compliance, and (z) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each certificate referred to in clause (c) above with respect to a completed fiscal year referred to in clause (a) above, a statement of the Auditors which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer’s certificate delivered simultaneously therewith pursuant to clause (c) above;
     (e) within five days after any officer of the Company obtains knowledge of any Default or Event of Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;
     (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed if not filed with the Securities and Exchange Commission electronically;
     (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA while such member is a “substantial employer” (within the meaning of such Section) with respect to such Plan, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or makes any amendment to any Plan or Benefit Arrangement, which has resulted or, solely as a result of the passage of time, could result in the imposition of a Lien or the posting of a bond or other security under Sections 302(f) or 307 of ERISA or Sections 412(n) or 401(a)(29) of the Internal Revenue Code, or any successor provisions thereto, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided, however, that such certificate shall be required only if such occurrence or action is reasonably likely to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole;

     (h) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;
     (i) promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
     (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.
     The Company hereby acknowledges that (i) the Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Agent, the Lead Arranger and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.14); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and the Lead Arranger shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC.”
     SECTION 5.02 Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION 5.03 Maintenance of Property, Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
     (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.
     SECTION 5.04 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence, rights, privileges or franchises, or a change in the business of any Subsidiary that is not a Material Subsidiary if the Company in good faith determines that such termination or change is in the best interest of the Company and is not materially disadvantageous to the Lenders or (iii) the termination of the corporate existence, rights, privileges or franchises, or other dissolution or winding up of any Subsidiary, if all or substantially all of the assets of such Subsidiary are assigned, transferred, sold, or otherwise alienated to any entity which is also a Subsidiary.
     SECTION 5.05 Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) such failure does not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, taken as a whole.
     SECTION 5.06 Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Lender at such Lender’s expense, and will cause each Subsidiary to permit representatives of the Agent at the Agent’s expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.07 Interest Coverage and Debt Ratios.
     (a) The ratio of Consolidated EBITDA to Consolidated Net Interest Expense will not, for any period of four consecutive fiscal quarters commencing before or after the date hereof and ending after the date hereof, be less than 3.50:1.
     (b) Total Debt of all Consolidated Subsidiaries (excluding (i) Debt of a Consolidated Subsidiary to the Company or to a Wholly-Owned Consolidated Subsidiary not described in clause (ii) and (ii) Debt of any Subsidiary the sole business of which is to facilitate financing transactions for the Company) will not, at the end of any fiscal quarter of the Company, exceed 20% of Consolidated Net Worth. For purposes of this subsection (b), any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the “Debt” of such Consolidated Subsidiary.
     SECTION 5.08 Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:
     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding the US Dollar equivalent amount of US$50,000,000;
     (b) any Lien existing on any asset of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary and not created in contemplation of such event;
     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;
     (d) any Lien on any asset of any corporation or other Person existing at the time such corporation or other Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;
     (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;
     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;
     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding the US Dollar equivalent amount of US$50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth.
     SECTION 5.09 Consolidations, Mergers and Sales of Assets. The Company and its Subsidiaries will not (i) consolidate or merge with or into any other Person (other than the Company or any of its Subsidiaries) or (ii) sell, lease or otherwise transfer, directly or indirectly, all or a substantial part of the assets (other than inventory sold in the ordinary course of business) of the Company and its Subsidiaries, taken as a whole, other than to the Company and its Subsidiaries. For purposes of this Section, a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, shall mean 20% or more of the consolidated assets of the Company and its Consolidated Subsidiaries.
     SECTION 5.10 Use of Proceeds. The proceeds of the Loans made under this Agreement are to be used for permitted acquisitions and for working capital and general corporate purposes, including, without limitation, to backstop commercial paper. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.
ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.01 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
     (a) the Company shall fail to pay (i) any principal on any Loan for a period of more than 2 Business Days after the same shall become due or (ii) interest on any Loan or any fees or any other amount payable hereunder or under any other Loan Document for a period of more than 5 Business Days after the same shall become due;
     (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive;
     (c) the Company shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Company by the Agent at the request of any Lender;
     (d) any representation, warranty, certification or statement made (or deemed made) by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);
     (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or obligor with respect to any commitment to provide such Debt or any Person acting on such holder’s or obligor’s behalf to accelerate the maturity thereof or, because such event or condition constitutes a default or event of default or similar event, however defined, under the instrument governing such commitment, to terminate such commitment;
     (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
     (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating at any given time in excess of US$50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan under a “distress termination” within the meaning of Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition described in Section 4042(a) of ERISA or any successor provision thereto shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US$25,000,000;
     (j) a judgment or order for the payment of money in excess of the US Dollar equivalent amount of US$50,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or
     (l) an “Event of Default” as defined in the Existing Credit Agreement shall have occurred and be continuing, then, and in every such event, the Agent shall at the request of Lenders having more than 50% in aggregate amount of the Commitments (or if the Commitments have been terminated at the request of Lenders holding more than 50% of the Loans then outstanding), by notice to the Company take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments (if any) and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued under all Loan Documents, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding; and in any event with respect to the Company described in paragraph (g) or (h) above, the Commitments (if any) shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein to the contrary notwithstanding.
     SECTION 6.02 Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
ARTICLE VII
THE AGENT
     SECTION 7.01 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.
     SECTION 7.02 Agent and Affiliates. Bank of America shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Bank of America and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

     SECTION 7.03 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.
     SECTION 7.04 Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
     SECTION 7.05 Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith. Without limiting the foregoing, the Agent shall have no obligation to take any action under Section 5.06. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a writing transmitted electronically) believed by it to be genuine or to be signed by the proper party or parties.
     SECTION 7.06 Indemnification. Each Lender shall, ratably in accordance with its Commitment (or, if the Commitments shall have been terminated, ratably in accordance with the aggregate unpaid principal amount of its Loans), indemnify the Agent and its directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with any Loan Document or any action taken or omitted by such indemnitees under any Loan Document.
     SECTION 7.07 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
     SECTION 7.08 Successor Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least US$500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
ARTICLE VIII
CHANGE IN CIRCUMSTANCES
     SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Borrowing the Required Lenders advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon becoming aware that such circumstances no longer exist), the obligations of the Lenders to make Eurodollar Loans shall be suspended.
     SECTION 8.02 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist (which such Lender agrees to do promptly upon becoming aware that such circumstances no longer exist), the obligation of such Lender to make Eurodollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Eurodollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Eurodollar Loan, the Company shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

     SECTION 8.03 Increased Cost and Reduced Return. (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans or its obligation to make Eurodollar Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under any Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined (with a copy to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.
     (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender accompanied by a certificate of such Lender explaining in reasonable detail the method by which such amount shall have been determined (with a copy to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall be advised by any governmental authority or shall otherwise determine on the basis of pronouncements of any government authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

     (c) Each Lender will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Any such certificate shall contain a statement as to the calculation of such amount, provided that such Lender shall not be required to disclose any information it considers, in its sole discretion, to be confidential.
     SECTION 8.04 Taxes. (a) Any and all payments by the Company to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Lender’s Lending Office or any political subdivision thereof (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions or withholdings applicable to additional sums payable under this Section 8.04) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings, (iii) the Company shall pay the full amount of Taxes so deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt (or such other satisfactory evidence as may be available to the Company) evidencing payment thereof.
     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes, and any other excise or property taxes, or charges or similar levies, which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
     (c) The Company agrees to indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes demand therefor.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), deliver to the Company a properly executed Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest (and specifying such reduced rate of withholding) or that the income receivable pursuant to each Loan Document is effectively connected with the conduct of a trade or business in the United States. If the form provided (or which should have been provided) by a Lender at the time such Lender first becomes a party to this Agreement indicates (or should have indicated) a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in Section 8.04(a).
     (e) For any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes solely because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.
     (f) If a Lender has knowledge that the Company would otherwise become required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.
     (g) If any Lender has knowledge of the imposition of any Taxes for which the Company is required to indemnify such Lender under this Section 8.04, such Lender shall notify the Company within 30 Business Days of obtaining such knowledge of such imposition. If the Lender has failed to notify the Company as required pursuant to the preceding sentence and the Company does not otherwise have knowledge of the imposition of such Taxes, the Company shall not be obligated to indemnify such Lender for any Taxes which accrued prior to the Company’s obtaining such knowledge.
     (h) If any Lender shall receive any net tax benefit by reason of payments of additional amounts by the Company pursuant to this Section 8.04 which, in the sole judgment of such Lender, it would not otherwise have been able to obtain, such Lender shall pay to the Company the amount of such net benefit, as determined by such Lender in its sole discretion. Nothing herein shall be construed to require any Lender to disclose any information regarding its tax affairs.
     SECTION 8.05 Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Eurodollar Loans and the Company shall, by at least five Business Days’ prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Lender agrees to do promptly upon becoming aware that such circumstances no longer exist):
     (a) all Loans which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders), and
     (b) after each of its Eurodollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.
     SECTION 8.06 Substitution of Lender. If (i) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Company shall have the right to cause such Lender to transfer its Commitment to a bank or banks (which may be one or more of the Lenders) which is reasonably acceptable to the Company and the Agent.
ARTICLE IX
[INTENTIONALLY RESERVED]
ARTICLE X
MISCELLANEOUS
     SECTION 10.01 Notices; Electronic Communications.
     (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including writings transmitted electronically) and shall be given to such party: (i) in the case of the Company, at its address or facsimile number set forth on the signature pages hereof, (ii) if to the Agent, to Bank of America, N.A., 901 Main Street, 14th Floor, TX1-492-14-06, Dallas, TX 75202-3714, Attn: Charlotte Conn, phone (214) 209-1225, fax (214) 290-9653, (iii) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (iv) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective when received.

     (b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     SECTION 10.02 No Waivers. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 10.03 Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of counsel for the Agent, in connection with the preparation and administration of the Loan Documents, any waiver or consent under any Loan Document or any amendment hereof or any Default or alleged Default under any Loan Document and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.
     (b) The Company agrees to indemnify the Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Loan Document or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for any such losses, liabilities, claims, damages or expenses to the extent incurred (i) as the result of any such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction, or (ii) by a Lender, its affiliates or the respective directors, officers, agents and employees of the foregoing in connection with a proceeding with any other Lender or any Assignee or Participant that (x) arises in connection with an assignment, participation or other transfer pursuant to Section 10.06, (y) does not relate to any action taken or failed to be taken by the Company and (z) does not relate to any right or obligation of the Company.
     SECTION 10.04 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Loans. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.
     SECTION 10.05 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) extend the Maturity Date or postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this section or any other provision of this Agreement, (v) amend Section 10.04 or this Section 10.05 or (vi) change the provisions of Article IX of this Agreement.
     SECTION 10.06 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv), (v) or (vi) of Section 10.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
     (c) Any Lender may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part of all (such proportionate part to include a Commitment of not less than $5,000,000), of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto (an “Assignment and Assumption Agreement”) executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Company (unless an Event of Default has occurred and is continuing) and the Agent (such consent not to be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Lender, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.
     (d) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the consent of any other party. No such assignment shall release the transferor Lender from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Lending Office under certain circumstances.
     SECTION 10.07 Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
     SECTION 10.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     SECTION 10.09 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the date which is the later of (i) September 1, 2005, and (ii) the date on which the Agent has received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such party), provided that the obligation of the Lenders hereunder are subject to the satisfaction of the conditions set forth in Section 4.01.
     SECTION 10.10 Arm’s-Length Commercial Transaction. In connection with all aspects of each transaction contemplated by this Agreement, the Company acknowledges and agrees that: (i) the Commitments hereunder and any related arranging or other services described in this Agreement are an arm’s-length commercial transaction between the Company and its affiliates, on the one hand, and Bank of America and the Lead Arranger, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the process leading to such transaction, each of Bank of America and the Lead Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of the Company’s affiliates, stockholders, creditors or employees or any other party; (iii) neither Bank of America nor the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in the Company’s or the Company’s affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Bank of America or the Lead Arranger has advised or is currently advising the Company or the Company’s affiliates on other matters) and neither Bank of America nor the Lead Arranger has any obligation to the Company or the Company’s affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Agreement; (iv) Bank of America and the Lead Arranger, and their respective affiliates, may be engaged in a broad range of transactions that involve interests that differ from the Company’s and the Company’s affiliates and Bank of America and the Lead Arranger have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America and the Lead Arranger have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Bank of America and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.
     SECTION 10.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 10.13 USA PATRIOT Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the requirements of the USA PATRIOT Act.
     SECTION 10.14 Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process and promptly after receipt thereof notify the

Company of the receipt of such subpoena or other legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, and upon prior notice to the Company, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
[The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

DOVER CORPORATION

By:	/s/ Robert G. Kuhbach

Name: Robert G. Kuhbach
Title: Vice President – Finance
Chief Financial Officer & Treasurer

Address: 280 Park Avenue, Floor 34W
New York, NY 10017-1292
Facsimile: (212) 922-0945

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ John Walkiewicz

Name: John Walkiewicz
Title: Vice President

901 Main Street
14th Floor
Dallas, Texas 75202
Phone: (214) 209-1225
Attn: Charlotte Conn

Wiring Instructions:
Bank of America
ABA# 111000012
Acct# 1292000883
Attn: Credit Services
Ref: Dover Corporation

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ John Walkiewicz

Name: John Walkiewicz
Title: Vice President

901 Main Street
14th Floor
Dallas, Texas 75202
Phone: (214) 209-1225
Attn: Charlotte Conn

Wiring Instructions:
Bank of America
ABA# 111000012
Acct# 1292000883
Attn: Credit Services
Ref: Dover Corporation

SCHEDULE 2.01
COMMITMENTS
AND SHARES

Lender	Commitment	Share

Bank of America, N.A.	$400,000,000.00	100.000000000%

Total	$400,000,000.00	100.000000000%

S-1

EXHIBIT A
FORM OF NOTE
_______________, 20__
     FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to ______or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain 364-Day Credit Agreement, dated as of September ___, 2005 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
     The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars in immediately available funds at the Administrative Agent’s office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. Reference is made to the Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
A-1
Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DOVER CORPORATION

By:

Name:

Title:

A-2
Form of Note

EXHIBIT B
FORM OF OPINION OF COUNSEL FOR THE COMPANY
[Attached]
B-1
Form of Opinion of Counsel for the Company

EXHIBIT B

Joseph W. Schmidt	Phone: (212) 849-4512
Vice President	Fax: (212)953-4326
General Counsel and Secretary	Email: jws@dovercorp.com
September 1, 2005

To Each of the Lenders and
the Administrative Agent Party to the Credit
Agreement Referred to Below
c/o Bank of America, N.A., as Administrative Agent
901 Main Street, 14th Floor
Dallas, Texas 75202
Re: 364-Dav Credit Agreement
Ladies and Gentlemen:
               I am General Counsel of Dover Corporation, a Delaware corporation (the “Company”) and have acted as counsel to the Company in connection with 364-Day Credit Agreement, dated as of September 1, 2005 (the “Credit Agreement”) among the Company, the Lenders listed on the signature pages thereof and Bank of America, N.A., as Agent. This opinion is being rendered to you pursuant to Section 4.01 (a)(ii) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings attributed to them in the Credit Agreement.
               The Company conducts substantially all of its business through its Subsidiaries. I am not the General Counsel of any of the Subsidiaries, but the Subsidiaries report to me regularly on material litigation and/or contingencies and review other legal matters with me from time to time.
               I have examined the Credit Agreement and the originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed relevant and necessary as the basis for the opinions set forth below.
               In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Opinion of Counsel for the Company

September 1, 2005
               As to various questions of fact material to the opinions rendered herein, I have relied upon the statements and representations in the documents which I have examined. I have assumed the due execution and delivery, pursuant to due authorization, of the documents that I have examined by each party thereto other than the Company, that each such party other than the Company has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, that each such document constitutes the valid and legally binding obligations of each such other party, enforceable against such party in accordance with its terms, and that each such party other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such documents enforceable against it.
               Based upon my examination, as described above, and subject to the assumptions and qualifications stated, I am of the opinion that:
   1. The Company is a corporation duly incorporated and in good standing and has a legal corporate existence under the laws of the State of Delaware, and is duly qualified and in good standing in each other jurisdiction in the United States where the failure to be so qualified would have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole. The Company has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for any such licenses, authorizations, consents and approvals, the failure to have which would not have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.
   2. The execution, delivery and performance by the Company of the Credit Agreement are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company.
   3. The execution, delivery and performance by the Company of the Credit Agreement will not (a) require the consent, approval or authorization of, or any registration, declaration or filing with, the State of New York or the United States of America, or any of their respective agencies, other than filings under the Securities Exchange Act of 1934, as amended, or (b) violate any statute or regulation of the State of New York or the United States of America applicable to the Company.

Opinion of Counsel for the Company

September 1, 2005
   4. The execution, delivery and performance by the Company of the Credit Agreement will not contravene, or constitute a default under, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries listed on Annex 1 hereto under, the certificate of incorporation or by-laws of the Company or any agreement, judgment, injunction, order, decree or other instrument actually known to me and binding upon the Company or any of its Subsidiaries listed on Annex 1 hereto. Based on factual information provided by the Company, the Subsidiaries listed on Annex 1 hereto are all the Company’s Subsidiaries incorporated in any jurisdiction within the United States which fall within the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.
   5. The Credit Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
   6. To my knowledge, there is no action, suit or proceeding pending against or threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement.
   7. Each of the Company’s corporate Subsidiaries listed on Annex 1 hereto is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for any such licenses, authorizations, consents and approvals, the failure to have which would not have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.
   8. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
               In giving the opinions expressed above, I express no opinion as to the enforceability of provisions indemnifying a party for its own wrongful or negligent acts or where the indemnification is contrary to public policy. I also wish to point out that the enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

Opinion of Counsel for the Company

September 1, 2005
               My opinion with respect to the enforceability of the Credit Agreement may be limited or otherwise affected by (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors’ rights generally and (b) general principles of equity, including (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing.
               I am a member of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
               The opinions set forth above are rendered solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,

/s/ Joseph W. Schmidt

Opinion of Counsel for the Company

ANNEX 1
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation

Delaware Capital Formation, Inc.	Delaware

Delaware Capital Holdings, Inc.	Delaware

DFH Corporation	Delaware

Dover Diversified, Inc.	Delaware

Dover Electronics, Inc.	Delaware

Dover Europe, Inc.	Delaware

Dover Industries, Inc.	Delaware

Dover Resources, Inc.	Delaware

Dover Systems, Inc.	Delaware

Dover Technologies International, Inc.	Delaware

Revod Corporation	Delaware

Opinion of Counsel for the Company

EXHIBIT C
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
     This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 8.04(d) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent and (iii) unless otherwise agreed to by the Administrative Agent, a processing and recordation fee of $3,500 pursuant to Section 10.06(c) of the Credit Agreement.

1.	Assignor:

2.	Assignee:

3.	Company:	Dover Corporation, a Delaware corporation, as borrower

Assignment and Assumption

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Assignee’s Address for Notices:

5.	Credit Agreement:	364-Day Credit Agreement, dated as of September ___, 2005, among Dover Corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

	Aggregate Amount of		Amount of		Percentage
	Commitment/Loans		Commitment/		Assigned of
Facility Assigned	for all Lenders*		Loans Assigned*		Commitment/Loans
_____________	$	___________	$	___________	___________	%
_____________	$	___________	$	___________	___________	%
_____________	$	___________	$	___________	___________	%

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
Effective Date: ______, 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

Assignment and Assumption

Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

Consented to:[1]

DOVER CORPORATION:

By:
Title:

[1]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall

Assignment and Assumption

constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption